Form of Amendment No. 3 to the Amended and Restated Investment
                       Advisory and Management Agreement.


TCW Galileo Funds, Inc. and TCW Investment Management Company hereby agree to amend the Amended and Restated Investment Advisory and Management Agreement ("Agreement") entered into by the parties effective December 1, 2001.

All other terms and conditions of the Agreement will remain in full force and effect, including the existing provisions of Schedule B and any amendments thereof.

                                   Schedule B

                                                Annual Fee Rate (expressed as
Fund                                            percentage of net assets)
----                                            ----------------------

TCW Galileo Diversified Value Fund                      .75%

TCW Galileo Opportunity Fund                            .90%

TCW Galileo Income + Growth Fund                        .75%

IN WITNESS WHEREOF, the parties have agreed to and executed this amendment to the Agreement on the day and year written above.


Attest                                          TCW Galileo Funds, Inc.



--------------------------                      --------------------------
By:-----------------------                      Marc I. Stern
Title:--------------------                      Chairman



                                                --------------------------
                                                Alvin R. Albe, Jr.
                                                President


Attest                                          TCW Investment Management
                                                Company


--------------------------                      --------------------------
By:-----------------------                      Alvin R. Albe
Title:--------------------                      President